UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 26, 2005

ARADIGM CORPORATION

(Exact name of registrant as specified in its charter)

California	0-28402	94-3133088

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3929 Point Eden Way
Hayward, CA 94545

(Address of principal executive offices including zip code)

Registrant’s telephone number, including area code (510) 262-9000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

As of January 26, 2005, Aradigm Corporation (the “Company”) completed the restructuring of its AERx® iDMS program, pursuant to the Restructuring Agreement entered into with Novo Nordisk A/S and Novo Nordisk Delivery Technologies, Inc. as of September 28, 2004 (the “Restructuring”). Under the terms of the Restructuring Agreement the Company sold certain equipment, leasehold improvements and other tangible assets currently utilized by the Company in the AERx® iDMS program to Novo Nordisk Delivery Technologies, for a cash payment of approximately US$ 55 million (before refund of cost advances made by Novo Nordisk).

In connection with the Restructuring, the Company and Novo Nordisk and/or Novo Nordisk Delivery Technologies have entered into various related agreements as of January 26, 2005, including the following:

•	an amended and restated license agreement amending the Development and License Agreement previously in place between the Company and Novo Nordisk, expanding Novo Nordisk’s development and manufacturing rights to the AERx® iDMS program and providing for royalties to the Company on future AERx® iDMS net sales in lieu of a percentage interest in the gross profits from the commercialization of AERx® iDMS;

•	a three-year agreement under which Novo Nordisk Delivery Technologies will perform contract manufacturing for the Company of AERx® iDMS-identical devices and dosage forms filled with compounds provided by the Company in support of preclinical and initial clinical development by the Company of other AERx® products; and

•	an amendment of the stock purchase agreement in place prior to the closing of the Restructuring between the Company and Novo Nordisk, deleting the provisions whereby the Company can require Novo Nordisk to purchase certain amounts of common stock from the Company, imposing certain restrictions on the ability of Novo Nordisk to sell shares of the Company’s common stock previously purchased by Novo Nordisk, and providing Novo Nordisk with certain registration and information rights with respect to these shares; and

In addition, pursuant to the Restructuring Agreement, the Manufacturing and Supply Agreement and the Patent Cooperation Agreement, each in place between the Company and Novo Nordisk, have been terminated.

On January 26, 2005, the Company issued a press release relating to the completion of the Restructuring. This press release is filed herewith and is incorporated herein in its entirety.

The Company and Novo Nordisk have been collaborative partners with respect to the development and commercialization of the AERx® iDMS program since 1998. Prior to the consummation of the Restructuring the Company and Novo Nordisk-affiliated entities were parties to a Development and License Agreement, a Manufacturing and Supply Agreement, a Patent Cooperation Agreement, and a Stock Purchase Agreement. Based on an amended Schedule 13D filed by Novo Nordisk on September 29, 2004, excluding the shares that may be deemed to be beneficially owned by Novo because of a voting agreement entered into by Novo Nordisk Delivery Technologies, Inc. and certain directors and officers of the Company and their affiliates, as of September 29, 2004 Novo Nordisk beneficially owned 7,868,369 shares of the Company’s common stock.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The contents of Item 1.01 are incorporated into this Item 2.01 in their entirety.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits.

99.1	Press Release, dated January 26, 2005.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARADIGM CORPORATION

Dated: February 1, 2005	By:	/s/ Thomas C. Chesterman

Thomas C. Chesterman

	Title:	Senior Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)

INDEX TO EXHIBITS

Exhibit
Number	Description
99.1	Press Release, dated January 26, 2005.